UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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VIISAGE TECHNOLOGY, INC.

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FILED BY: VIISAGE TECHNOLOGY, INC.

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UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SUBJECT COMPANY: VIISAGE TECHNOLOGY, INC.

COMMISSION FILE NO.: 000-21559

FOR IMMEDIATE RELEASE	Contact: Bill Aulet, CFO
Viisage Technology, Inc.
978-952-2200
aulet@viisage.com

VIISAGE PROVIDES UPDATE ON ITS ACQUISITION

OF ZN VISION TECHNOLOGIES

LITTLETON, MASS., July 8, 2003 — Viisage Technology, Inc. (NASDAQ VISG), a leading provider of advanced technology solutions for identity verification, today announced that it has completed an important milestone in its planned acquisition of Bochum, Germany-based ZN Vision Technologies AG, the European market leader in facial recognition technology. On July 3, 2003, Viisage filed preliminary proxy materials with the SEC in connection with a special meeting of shareholders related to its acquisition of ZN. Following review by the SEC, definitive proxy materials will be printed and mailed to all Viisage shareholders. Viisage expects to hold the special meeting in the third quarter and to close the acquisition as soon as possible thereafter, subject to shareholder approval. The date of the special meeting has not yet been fixed.

“We have been working hard to complete this acquisition over the past few months, while remaining focused on our business,” said Bernard Bailey, President and Chief Executive Officer of Viisage. “We have also made excellent progress to date with the integration planning in anticipation of the acquisition. We are pleased with the validation we are already receiving in the marketplace. We take great satisfaction in the recent collaborative win we announced with the Alberta, Canada multi-year drivers’ license program — the largest facial comparison project in Canada. We are continuing to pursue several other global opportunities together, and this initial win is a significant proof point about the competitive strength of our combined technologies which bodes well for the future. The completion of this acquisition will transform Viisage into the clear long term global leader in facial recognition and uniquely position the company to capitalize on the burgeoning market for identity verification for years to come.”

About Viisage Technology

Viisage Technology, Inc. (NASDAQ: VISG) is a leading provider of advanced technology solutions for identity verification. Viisage’s solutions help law enforcement, state and federal government agencies as well as commercial businesses verify identities in order to enhance security, reduce fraud and protect personal privacy. Viisage’s core facial recognition technology, based on technology developed at MIT, is accurate, non-intrusive and cost-effective — especially in extremely large database applications. Viisage’s products annually produce more than 28 million digital-identification documents annually at more than 1,800 locations in 19 states. Visit Viisage’s Website at www.viisage.com.

About the Proxy Materials

Viisage shareholders should read the proxy materials when available because they will contain important information, including information about the participants in the solicitation and any direct or indirect interests they may have in the acquisition. The proxy materials will be available free of charge on the SEC’s website at www.sec.gov and on Viisage’s website under “Corporate Information: SEC Filings”.

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This news release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this document and those made from time to time byViisage through its senior management are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, among other things, potential fluctuations in quarterly results, the size and timing of award and performance on contracts, dependence on large contracts and a limited number of customers, lengthy sales and implementation cycles, changes in management estimates incident to accounting for contracts, availability and cost of key components, market acceptance of new or enhanced products and services, proprietary technology and changing competitive conditions, system performance, management of growth, dependence on key personnel, ability to complete proposed transactions, ability to obtain project financing, general economic and political conditions and other factors affecting spending by customers and other risks, uncertainties and factors including those described from time to time in Viisage’s filings with the Securities and Exchange Commission, including without limitation, Viisage’s Form 10-K for the year ended December 31, 2002 and its quarterly reports on Form 10-Q.